EXHIBIT 10-F-8
                                                                --------------


                                                June 30, 2005


Mr. Glenn R. Morgan
Hartmarx Corporation
101 North Wacker Drive
Chicago, Illinois 60606


          Re: Amended and Restated Employment Agreement dated as of August 1, 1996, and amended and restated effective as of November 27, 2000, and as amended through the date hereof (the "Employment Agreement"), by and between Hartmarx Corporation and Glenn R. Morgan

Dear Glenn:

Reference is made to the Employment Agreement between you, as Executive, and Hartmarx Corporation (the "Company"). Hartmarx Corporation has been authorized by the Compensation and Stock Option Committee of the Board of Directors to amend the Employment Agreement in certain respects, effective as of the date of this letter, as set forth below.

         1. Section 1 of the Employment Agreement is hereby amended by deleting the first clause thereof, through the semi-colon ";" in line 4, and inserting the following:

         "The Company hereby employs Executive and Executive hereby agrees to remain in the employ of the Company for an employment term ("Agreement Period") beginning on the date of this Agreement, and continuing in effect through December 31, 2005;"

         2. Capitalized terms used herein without definition shall have the same meanings herein as set forth in the Employment Agreement.

         3. Except as expressly amended by this letter, the Employment Agreement shall each remain in full force and effect in accordance with its terms.

Mr. Glenn R. Morgan
Hartmarx Corporation
June 30, 2005
Page 2


The Amended and Restated Severance Agreement requires no revisions as a result of the extension of the Employment Agreement and remains in full force and effect in accordance with its terms.

Please sign both copies of this letter where indicated below evidencing your agreement to this amendment to the Employment Agreement and return one fully executed counterpart to me. When fully executed, this letter will serve as an amendment to the Employment Agreement.

                                                           Sincerely,


                                                           /s/ HOMI B. PATEL


Agreed and Accepted this
30th day of June, 2005


/s/ GLENN R. MORGAN
-------------------------
Glenn R. Morgan